SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2007

Mediavest, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	00-10039	22-2267658
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2007, the Company entered into a Subscription Agreement (the “Subscription Agreement”) by and between the Company and certain investors, pursuant to which such investors have agreed to subscribe for an aggregate of 5,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Each share of Common Stock was sold for a purchase price of $0.50 for a total purchase price of $2,500,000. The description of terms and conditions of the Subscription Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Subscription Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Securities to certain investors on July 24, 2007 is incorporated by reference herein and made a part hereof. The issuance of the Securities was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Form of Subscription Agreement between the Company and certain investors listed thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mediavest, Inc.
(Registrant)

Date: July 30, 2007	By:	/s/ Robert Ellin
Robert Ellin
Chairman and Chief Executive Officer